Exhibit 99.1

Brooks Automation Reports Fiscal Second Quarter 2016 Financial Results

CHELMSFORD, Mass., April 28, 2016 (GLOBE NEWSWIRE) -- Brooks Automation, Inc. (Nasdaq: BRKS), a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences, today reported financial results for the second quarter of 2016, ended March 31, 2016.

Fiscal Second Quarter of 2016 Financial and Operational Highlights:

•	Revenue was $135.3 million;

•	GAAP Net Loss was $(83.9) million with diluted EPS of $(1.22), including the recording of a reserve of $79.3 million on deferred tax assets;

•	Non-GAAP Net Income was $4.9 million with diluted EPS of $0.07;

•	Adjusted EBITDA in the quarter was $11.3 million;

•	Cash flow from operations was $12.8 million; and

•	Total of Cash, Cash Equivalents, and Marketable Securities, as of March 31, 2016, was $68.3 million.

Summary of GAAP and Non-GAAP Earnings (Losses)

	Quarter Ended
	March 31,	December 31,	March 31,
Dollars in thousands, except per share data	2016	2015	2015
GAAP net (loss) income	$(83,939)	$(4,648)	$2,711
GAAP diluted (loss) earnings per share	$(1.22)	$(0.07)	$0.04

Non-GAAP net income	$4,920	$1,246	$5,429
Non-GAAP diluted earnings per share	$0.07	$0.02	$0.08
A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures follows the consolidated balance sheets, statements of operations and statements of cash flows included in this release.

Management Comments
“Our second quarter results reflect continued momentum towards achieving the strategic and financial objectives of expanding our Life Science business as a larger percentage of overall revenue, strengthening the portfolio and capabilities of the Semiconductor business, and improving the profitability of the overall business,” commented Stephen Schwartz, CEO of Brooks Automation. “Our top line is benefiting from improved semiconductor demand, the acquisition of BioStorage Technologies, and the diversity of the end-markets we serve. We continue to see increased market demand and adoption of our products, including our vacuum automation, contamination control solutions, and automated cryogenic bio-sample management. Our previously announced restructuring initiative is nearly complete and is enabling improved alignment of sales and service, while lowering our cost structure by approximately $16 million annually. As we move into the second half of fiscal 2016, we are confident about the momentum in the markets we serve and our ability to move into our next phase of growth and profitability.”

GAAP Summary
Revenue increased 13% sequentially to $135.3 million in the second quarter of fiscal 2016 driven by improved semiconductor demand and a full quarter of revenue contributions from the November 30, 2015 acquisition of BioStorage Technologies. Gross margin was 34.6%, 0.8 percentage points better than the first fiscal quarter of 2016. Research and Development expense was $13.1 million, 1% lower than first quarter and Selling, General and Administrative expense was $32.7 million, 4% lower than the first quarter. In this quarter, the Company incurred $7.3 million of restructuring charges and also reduced accruals for incentive based compensation by $1.7 million for employees separated from the Company. While the restructuring action positions the Company for improved profitability going forward, the restructuring charge in the quarter drove a pre-tax loss for the total Company and for the U.S. entity. GAAP accounting requires that, in consideration of the loss in the U.S. combined with losses in recent years excluding income from discontinued operations, the Company record a full reserve against its U.S. deferred tax assets. The non-cash charge of $79.3 million resulted in a reported GAAP net loss of $(83.9) million and diluted loss per share of $(1.22).

Amortization of intangibles, special charges, and one-time items are included in the GAAP summary of earnings. The impact on earnings of these items is set out in the unaudited table included with this release.

Results of Q2 Fiscal 2016 (Non-GAAP Discussion)
Non-GAAP net income was $4.9 million in the second quarter, resulting in non-GAAP diluted earnings per share of $0.07. Our non-GAAP earnings include the benefit of reduced incentive compensation accruals for employees separated in the quarter which amounted to $1.7 million and benefited non-GAAP EPS by two cents per share. Excluding the benefit of the reduced accrual, the non-GAAP net income was $3.5 million and non-GAAP EPS was $0.05. These profit measures compare to first quarter 2016 non-GAAP net income of $1.2 million and non-GAAP earnings per share of $0.02.

As noted above, revenue for the second fiscal quarter of 2016 was $135.3 million, up 13% compared to the first fiscal quarter of 2016. Product Solutions increased 13% to $86.8 million, and Global Services declined 2% to $22.0 million. The Company grew Life Sciences revenue by $5.6 million, or 27% sequentially to $26.5 million, driven by $4.9 million of incremental revenue from a full quarter of BioStorage Technologies acquired November 30, 2015.

Adjusted gross margin, which excludes amortization, purchase accounting impacts and special charges, was 35.3% in the second quarter, up 0.3 percentage points from the prior quarter. The Product Solutions adjusted gross margin was 36.0% in the second quarter compared to 36.6% in the prior period, with improved margins in Automation products and weaker margins in the Cryogenic products. Life Sciences adjusted gross margin was 38.5% in the second quarter compared to 30.1% in the first fiscal quarter driven by improved mix in the results of the recently acquired BioStorage business. The Global Services adjusted gross margin was 28.9% in the second quarter compared to 34.0% in the prior quarter, impacted largely by lower volume and increased material costs. In summary, the total adjusted gross profit increased by $5.8 million compared to the prior quarter, driven primarily by revenue increases across Product Solutions and Life Sciences and improved adjusted gross margins in Life Sciences.

Bookings for the semiconductor business from the Product Solutions and Global Services segments totaled $108.6 million, compared to $111.1 million in the first quarter. Bookings for the life sciences business totaled $38.5 million, including $10.3 million of new orders from the legacy business and $28.2 million of new contract value from BioStorage.

Non-GAAP operating expense of $42.5 million increased $0.3 million sequentially. Operating expenses associated with the acquisition of BioStorage drove a $2.3 million expansion, which was largely offset by $1.6 million of incentive compensation accrual reversals related to employees separated in the restructuring initiative.

Adjusted EBITDA in the quarter was $11.3 million, and cash flow provided by operations was $12.8 million in the quarter. The Company's cash, cash equivalents, and marketable securities increased $3.1 million to $68.3 million as of March 31, 2016, which reflects the operating cash flow, dividend payment and capital expenditures during the quarter.

Quarterly Cash Dividend
The Company additionally announced that the Board of Directors has reiterated a dividend of $0.10 per share payable on June 24, 2016 to stockholders of record on June 3, 2016. Future dividend declarations, as well as the record and payment dates for such dividends, are subject to the final determination of the Company's Board of Directors.

Guidance for Third Fiscal Quarter of 2016
The Company announced revenue and earnings guidance for the third quarter of fiscal 2016. Revenue is expected to be in the range of $140 million to $147 million and non-GAAP diluted earnings per share is expected to be in the range of $0.10 to $0.14. The Company expects the non-GAAP tax rate for the 2016 fiscal year to be in the range of 15-20%.

Conference Call
Brooks management will webcast its first quarter earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Brooks' website at www.brooks.com, and will be archived online on this website for convenient on-demand replay. In addition, you may call 800-708-6791 (US & Canada only) or 303-223-4375 to listen to the live webcast.

About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation and cryogenic solutions for multiple markets including semiconductor manufacturing and life sciences. Brooks’ technologies, engineering competencies and global service capabilities provide customers speed to market and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments. Since 1978, Brooks has been a leading partner to the global semiconductor manufacturing market and, by applying expertise in automation and cryogenics, has expanded its offerings to meet the sample storage needs of customers in the life sciences industry. Brooks recently completed a strategic acquisition of BioStorage Technologies, Inc., complementing Brooks’ life sciences offerings with comprehensive outsource services. Brooks now offers, in addition to a broad range of products and services for on-site infrastructure for sample management in temperatures of -20°C to -150°C, outsource service solutions across the complete life cycle of biological samples including collection, transportation, processing, storage, protection, retrieval and disposal. Brooks is headquartered in Chelmsford, MA, with direct operations in North America, Europe and Asia. For more information, visit www.brooks.com.

CONTACT:	Lynne Yassemedis Brooks Automation, Inc. 978-262-4443 lynne.yassemedis@brooks.com

John Mills Senior Managing Director ICR, LLC 310-954-1105 john.mills@icrinc.com

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding our revenue and operating margin expectations, our ability to develop further our business in new and adjacent markets, and our ability to achieve financial success in the future. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form 8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.

BROOKS AUTOMATION, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited)
(In thousands, except share and per share data)

	March 31, 2016	September 30, 2015
Assets
Current assets
Cash and cash equivalents	$62,162	$80,722
Marketable securities	66	70,021
Accounts receivable, net	104,225	86,448
Inventories	100,738	100,619
Deferred tax assets	3,819	17,609
Assets held for sale	2,895	2,900
Prepaid expenses and other current assets	21,801	15,158
Total current assets	295,706	373,477
Property, plant and equipment, net	54,957	41,855
Long-term marketable securities	6,059	63,287
Long-term deferred tax assets	756	70,476
Goodwill	202,347	121,408
Intangible assets, net	89,495	55,446
Equity method investments	25,093	24,308
Other assets	9,982	9,397
Total assets	$684,395	$759,654
Liabilities and Stockholders' equity
Current liabilities
Accounts payable	$39,303	$44,890
Deferred revenue	34,419	17,886
Accrued warranty and retrofit costs	5,735	6,089
Accrued compensation and benefits	17,311	20,401
Accrued restructuring costs	7,389	2,073
Accrued income taxes payable	6,356	6,111
Deferred tax liabilities	335	1,251
Accrued expenses and other current liabilities	17,508	15,550
Total current liabilities	128,356	114,251
Long-term tax reserves	2,989	3,644
Long-term deferred tax liabilities	8,052	3,196
Long-term pension liabilities	3,181	3,118
Other long-term liabilities	3,863	3,400
Total liabilities	146,441	127,609
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value, 125,000,000 shares authorized, 82,078,175 shares issued and 68,616,306 shares outstanding at March 31, 2016; 81,093,052 shares issued and 67,631,183 shares outstanding at September 30, 2015	821	811
Additional paid-in capital	1,849,655	1,846,357
Accumulated other comprehensive income	10,823	5,898
Treasury stock at cost- 13,461,869 shares	(200,956)	(200,956)
Accumulated deficit	(1,122,389)	(1,020,065)
Total stockholders' equity	537,954	632,045
Total liabilities and stockholders' equity	$684,395	$759,654

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,		Six Months Ended March 31,
	2016	2015	2016	2015
Revenue
Product	$101,462	$116,395	$190,642	$216,125
Services	33,819	22,918	64,594	45,924
Total revenue	135,281	139,313	255,236	262,049
Cost of revenue
Product	65,346	79,048	123,496	149,268
Services	23,135	14,240	44,386	27,668
Total cost of revenue	88,481	93,288	167,882	176,936
Gross profit	46,800	46,025	87,354	85,113
Operating expenses
Research and development	13,111	12,678	26,389	26,167
Selling, general and administrative	32,692	29,609	66,813	59,020
Restructuring and other charges	7,336	685	8,811	3,353
Total operating expenses	53,139	42,972	102,013	88,540
Operating (loss) income	(6,339)	3,053	(14,659)	(3,427)
Interest income	50	228	255	479
Interest expense	(16)	(98)	(19)	(200)
Other (loss) income, net	(124)	1,161	(183)	2,180
(Loss) income before income taxes and equity in earnings (losses) of equity method investments	(6,429)	4,344	(14,606)	(968)
Income tax provision (benefit)	78,220	1,560	74,850	(1,550)
(Loss) income before equity in earnings (losses) of equity method investments	(84,649)	2,784	(89,456)	582
Equity in earnings (losses) of equity method investments	710	(73)	869	(605)
Net (loss) income	(83,939)	2,711	(88,587)	(23)
Basic net (loss) income per share	$(1.22)	$0.04	$(1.30)	$—
Diluted net (loss) income per share	$(1.22)	$0.04	$(1.30)	$—
Dividend declared per share	$0.10	$0.10	$0.20	$0.20

Weighted average shares outstanding used in computing net (loss) income per share:
Basic	68,556	67,387	68,342	67,255
Diluted	68,556	68,414	68,342	67,255

BROOKS AUTOMATION, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(In thousands)

	Six Months Ended March 31,
	2016	2015
Cash flows from operating activities
Net loss	$(88,587)	$(23)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	13,849	12,733
Stock-based compensation	6,568	7,108
Amortization of premium on marketable securities	315	634
Undistributed (earnings) losses of equity method investments	(869)	605
Deferred income tax provision (benefit)	73,454	(2,728)
Gain on disposal of long-lived assets	—	(4)
Changes in operating assets and liabilities, net of acquisitions and disposals:
Accounts receivable	(664)	(13,269)
Inventories	(374)	2,474
Prepaid expenses and other current assets	(2,046)	(5,365)
Accounts payable	(7,073)	8,345
Deferred revenue	15,538	(3,868)
Accrued warranty and retrofit costs	(333)	(274)
Accrued compensation and benefits	(7,297)	(6,200)
Accrued restructuring costs	5,323	(6)
Accrued expenses and other current liabilities	(7,433)	4,791
Net cash provided by operating activities	371	4,953
Cash flows from investing activities
Purchases of property, plant and equipment	(6,090)	(3,647)
Purchases of marketable securities	(12,900)	(30,739)
Sales and maturities of marketable securities	139,388	47,625
Disbursement for a loan receivable	(741)	—
Acquisitions, net of cash acquired	(125,498)	(17,257)
Proceeds from sales of property, plant and equipment	—	6
Purchases of other investments	(250)	(5,000)
Net cash used in investing activities	(6,091)	(9,012)
Cash flows from financing activities
Proceeds from issuance of common stock	948	867
Principal repayments of capital lease obligations	—	(244)
Common stock dividends paid	(13,738)	(13,480)
Net cash used in financing activities	(12,790)	(12,857)
Effects of exchange rate changes on cash and cash equivalents	(50)	(4,022)
Net decrease in cash and cash equivalents	(18,560)	(20,938)
Cash and cash equivalents, beginning of period	80,722	94,114
Cash and cash equivalents, end of period	$62,162	$73,176

Notes on Non-GAAP Financial Measures:
The information in this press release is for: internal managerial purposes; when publicly providing guidance on future results; and as a means to evaluate period-to-period comparisons. These financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management believes these financial measures provide an additional way of viewing aspects of our operations, that, when viewed with our GAAP results and the accompanying reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of our business. Management strongly encourages investors to review our financial statements and publicly-filed reports in their entirety and not rely on any single measure.

The press release includes financial measures which exclude the effects of special charges such as restructuring charges and acquisition related charges. Management believes these measures are useful to investors because it eliminates accounting charges that do not reflect Brooks' day-to-day operations. Tables reconciling GAAP to the non-GAAP measures are presented below.

			Quarter Ended
	March 31, 2016		December 31, 2015		March 31, 2015
Dollars in thousands, except per share data	$	Per Diluted Share	$	Per Diluted Share	$	Per Diluted Share
GAAP net (loss) income	$(83,939)	$(1.22)	$(4,648)	$(0.07)	$2,711	$0.04
Adjustments, net of tax:
Purchase accounting impact on inventory and contracts acquired	205	0.00	82	0.00	—	0.00
Amortization of intangible assets	3,122	0.05	2,386	0.03	2,219	0.03
Restructuring charges	6,016	0.09	969	0.01	457	0.01
Merger costs	176	0.00	2,457	0.04	42	0.00
Change in valuation allowance against deferred tax assets	79,340	1.15	—	0.00	—	0.00
Non-GAAP adjusted net income	4,920	0.07	1,246	0.02	5,429	0.08
Stock-based compensation, pre-tax	1,855		4,713		3,625
Tax rate	16%		30%		30%
Stock-based compensation, net of tax (a)	1,556	0.02	3,299	0.05	2,531	0.04
Non-GAAP adjusted net income - excluding stock-based compensation	$6,476	$0.09	$4,545	$0.07	$7,960	$0.12

Shares used in computing non-GAAP diluted net (loss) income per share		69,101		69,243		68,414

(a) The tax rate represents the effective tax rate on non-GAAP taxable ordinary income. We expanded our disclosure to correct and clarify the after tax impact of stock-based compensation on Non-GAAP adjusted net income and diluted EPS. For additional information on the impact of this correction on prior periods, please refer to the conference call presentation included in Investor Relations section of the Brooks website at www.brooks.com.

	Six Months Ended
	March 31, 2016		March 31, 2015
Dollars in thousands, except per share data	$	Per Diluted Share	$	Per Diluted Share
GAAP net loss	$(88,587)	$(1.30)	$(23)	$0.00
Adjustments, net of tax :
Purchase accounting impact on inventory and contracts acquired	287	0.00	1,164	0.02
Amortization of intangible assets	5,508	0.08	4,440	0.07
Impairment of equity method investments	—	0.00	681	0.01
Restructuring charges	6,985	0.10	2,243	0.03
Merger costs	2,633	0.04	367	0.01
Change in valuation allowance against deferred tax assets	79,340	1.14	—	0.00
Non-GAAP adjusted net income	6,166	0.09	8,872	0.13
Stock-based compensation, pre-tax	6,568		7,108
Tax rate	26%		30%
Stock-based compensation, net of tax (a)	4,855	$0.07	4,989	$0.07
Non-GAAP adjusted net income - excluding stock-based compensation	$11,021	$0.16	$13,861	$0.20

Shares used in computing non-GAAP diluted net loss per share		69,313		68,419

(a) The tax rate represents the effective tax rate on non-GAAP taxable ordinary income. We expanded our disclosure to correct and clarify the after tax impact of stock-based compensation on Non-GAAP adjusted net income and diluted EPS. For additional information on the impact of this correction on prior periods, please refer to the conference call presentation included in Investor Relations section of the Brooks website at www.brooks.com.

	Quarter Ended
	March 31, 2016		December 31, 2015		March 31, 2015
Dollars in thousands	$	%	$	%	$	%
GAAP gross profit/gross margin percentage	$46,800	34.6%	$40,554	33.8%	$46,025	33.0%
Adjustments:
Amortization of intangible assets	718	0.5%	1,296	1.1%	1,299	0.9%
Purchase accounting impact on inventory and contracts acquired	250	0.2%	125	0.1%	—	—%
Non-GAAP adjusted gross profit/gross margin percentage	$47,768	35.3%	$41,975	35.0%	$47,324	34.0%

	Six Months Ended
	March 31, 2016		March 31, 2015
Dollars in thousands	$	%	$	%
GAAP gross profit/gross margin percentage	$87,354	34.2%	$85,113	32.5%
Adjustments:
Amortization of intangible assets	2,014	0.8%	2,604	1.0%
Purchase accounting impact on inventory and contracts acquired	375	0.1%	1,511	0.6%
Non-GAAP adjusted gross profit/gross margin percentage	$89,743	35.2%	$89,228	34.1%

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2016	2015	2015	2016	2015
GAAP net (loss) income	$(83,939)	$(4,648)	$2,711	$(88,587)	$(23)
Adjustments:
Less: Interest income	(50)	(205)	(228)	(255)	(479)
Add: Interest expense	16	3	98	19	200
Add: Income tax provision (benefit)	78,220	(3,370)	1,560	74,850	(1,550)
Add: Depreciation	3,596	2,938	3,117	6,534	6,302
Add: Amortization of completed technology	718	1,296	1,299	2,014	2,604
Add: Amortization of customer relationships and acquired intangible assets	3,091	2,211	1,914	5,302	3,826
Earnings (losses) before interest, taxes, depreciation and amortization	$1,652	$(1,775)	$10,471	$(123)	$10,880

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2016	2015	2015	2016	2015
Earnings (losses) before interest, taxes, depreciation and amortization	$1,652	$(1,775)	$10,471	$(123)	$10,880
Adjustments:
Add: Stock-based compensation	1,855	4,713	3,625	6,568	7,108
Add: Restructuring charges	7,336	1,475	685	8,811	3,353
Add: Purchase accounting impact on inventory and contracts acquired	250	125	—	375	1,511
Add: Merger costs	215	2,996	64	3,211	389
Add: Impairment of equity method investments	—	—	—	—	681
Adjusted earnings before interest, taxes, depreciation and amortization	$11,308	$7,534	$14,845	$18,842	$23,922

	Quarter Ended			Six Months Ended
	March 31,	December 31,	March 31,	March 31,	March 31,
Dollars in thousands	2016	2015	2015	2016	2015
GAAP selling, general and administrative expenses	$32,692	$34,121	$29,609	$66,813	$59,020
Adjustments:
Less: Amortization of customer relationships and acquired intangible assets	(3,091)	(2,211)	(1,914)	(5,302)	(3,826)
Less: Merger costs	(215)	(2,996)	(64)	(3,211)	(389)
Non-GAAP adjusted selling, general and administrative expenses	$29,386	$28,914	$27,631	$58,300	$54,805

	Brooks Product Solutions Segment			Brooks Global Services Segment			Brooks Life Science Segment
	Quarter Ended			Quarter Ended			Quarter Ended
Dollars in thousands	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	December 31, 2015	March 31, 2015
GAAP gross profit	$30,570	$27,101	$33,995	$6,373	$7,558	$7,043	$9,857	$5,895	$4,987
Adjustments:
Amortization of intangible assets	390	802	744	—	102	157	328	393	398
Purchase accounting impact on inventory and contracts acquired	250	125	—	—	—	—	—	—	—
Non-GAAP adjusted gross profit	$31,210	$28,028	$34,739	$6,373	$7,660	$7,200	$10,185	$6,288	$5,385

	Brooks Product Solutions Segment		Brooks Global Services Segment		Brooks Life Science Segment
	Six Month Ended		Six Month Ended		Six Month Ended
Dollars in thousands	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015
GAAP gross profit	57,671	60,917	$13,931	$15,506	$15,752	$8,690
Adjustments:
Amortization of intangible assets	1,192	1,492	102	314	721	798
Purchase accounting impact on inventory and contracts acquired	375	551	—	—	—	960
Non-GAAP adjusted gross profit	$59,238	$62,960	$14,033	$15,820	$16,473	$10,448

	Brooks Product Solutions Segment			Brooks Global Services Segment			Brooks Life Science Segment
	Quarter Ended			Quarter Ended			Quarter Ended
Dollars in thousands	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	December 31, 2015	March 31, 2015	March 31, 2016	December 31, 2015	March 31, 2015
GAAP gross margin	35.2%	35.4%	34.4%	28.9%	33.6%	30.8%	37.2%	28.2%	28.5%
Adjustments:
Amortization of intangible assets	0.4%	1.0%	0.8%	—%	0.5%	0.7%	1.2%	1.9%	2.3%
Purchase accounting impact on inventory and contracts acquired	0.3%	0.2%	—%	—%	—%	—%		—%	—%
Non-GAAP adjusted gross margin	36.0%	36.6%	35.1%	28.9%	34.0%	31.5%	38.5%	30.1%	30.7%

	Brooks Product Solutions Segment		Brooks Global Services Segment		Brooks Life Science Segment
	Six Month Ended		Six Month Ended		Six Month Ended
Dollars in thousands	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015	March 31, 2016	March 31, 2015
GAAP gross margin	35.3%	33.5%	31.3%	33.7%	33.3%	25.4%
Adjustments:
Amortization of intangible assets	0.7%	0.8%	0.2%	0.7%	1.5%	2.3%
Purchase accounting impact on inventory and contracts acquired	0.2%	0.3%	—%	—%	—%	2.8%
Non-GAAP adjusted gross margin	36.3%	34.6%	31.5%	34.4%	34.8%	30.5%